UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 20, 2014

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Common Unit Purchase Agreement
On August 22, 2014, Martin Midstream Partners L.P. (the “Partnership”) announced that it had issued common units of the Partnership pursuant to a Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”) dated August 20, 2014 with Martin Product Sales LLC (“MPS”), a wholly owned subsidiary of Martin Resource Management Corporation (“MRMC”), under which MPS invested $45.0 million in cash in the Partnership in exchange for 1,171,265 common units (the “Investment”). In connection with the Investment, the Partnership’s general partner, Martin Midstream GP LLC (the “General Partner”), contributed capital to the Partnership of $0.9 million in order to maintain its 2% general partner interest in the Partnership. The pricing of $38.42 per common unit is based on the 10-day weighted average price of the Partnership’s common units for the ten trading days ending August 8, 2014.

Proceeds from the Investment were used by the Partnership to repay a portion of its indebtedness under its revolving credit facility. The foregoing description of the Common Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Common Unit Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Relationships

MRMC now owns indirectly approximately 19.7% of the outstanding limited partnership common units, and it controls the Partnership's General Partner, by virtue of its 51.0% voting interest in MMGP Holdings, LLC (“MMGP Holdings”), the sole member of the Partnership's General Partner. Certain affiliated investment funds managed by Alinda Capital Partners own 49.0% of the voting interest (50.0% of the economic interest) of MMGP Holdings. The Partnership's General Partner owns a 2.0% general partnership interest in the Partnership and all of the Partnership’s incentive distribution rights. MPS is a wholly-owned subsidiary of MRMC. As such, certain individuals, including officers and directors of MRMC, serve as officers and/or directors of the Partnership’s general partner and of MPS.

Item 3.02	Unregistered Sales of Equity Securities

The descriptions in Item 1.01 above related to the Partnership's issuance of common units to MPS in connection with the consummation of the Investment are incorporated herein by reference. The issuance of those units was completed on August 20, 2014 in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2), as a transaction by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure

On August 22, 2014, the Partnership issued a press release announcing that MRMC, the indirect controlling owner of the General Partner, has completed the Investment. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)  Exhibits

Exhibit
Number	Description
10.1	Common Unit Purchase Agreement, dated as of August 20, 2014, by and between the Partnership and MPS.
99.1	Press Release dated August 22, 2014.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: August 22, 2014                By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President, Treasurer and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Common Unit Purchase Agreement, dated as of August 20, 2014, by and between the Partnership and MPS.
99.1	Press Release dated August 22, 2014.